UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 8, 2014

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, Journal Communications, Inc. (the “Company”) entered into a Change in Control Agreement with each of the following executive officers: Jason R. Graham, the Company’s Senior Vice President of Finance, Chief Financial Officer and Controller, Deborah F. Turner, Vice President and Executive Vice President of Television of Journal Broadcast Group, Inc. and Steven H. Wexler, Vice President and Executive Vice President of Radio of Journal Broadcast Group, Inc. (each, a “CIC Agreement”).

Pursuant to the CIC Agreements, if the executive’s employment is terminated by the Company without cause or if the executive resigns for good reason within one year after a change in control of the Company, then he or she will be entitled to a pro rata target annual bonus for the year of termination and a severance payment equal to one times the executive’s then-current annual salary and target annual bonus. In addition, all of the time-based restrictions on the executive’s outstanding equity awards will lapse as of the date of termination, any options or SARs will vest and remain exercisable through the end of their original terms, and any performance awards will be governed by the terms and conditions of the plan under which they were awarded. The Company will continue to provide the executive with group health coverage for 12 months after his or her termination, except that the Company’s obligation to provide health coverage will end if the executive becomes employed by another employer that provides him or her with group health benefits.

If the executive is terminated for cause or resigns without good reason within one year after a change in control of the Company, or if the executive’s employment is terminated at the end of the employment period following a change in control, he or she will receive only the salary that is accrued through the date of termination. If the executive’s employment terminates due to death or disability within one year after a change in control, he or she will receive any salary accrued through the date of termination, plus a pro-rata target annual bonus for the year of termination.

The CIC Agreements provide that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Each of the CIC Agreements contains confidentiality and employee nonsolicitation covenants that apply during the executive’s employment with the Company and for a period of one year after his or her termination of employment. The CIC Agreements also contain a noncompetition covenant that applies for one year after the executive terminates employment, unless he or she timely waives the severance benefits provided by the CIC Agreement, in which case the noncompetition covenant will not apply.

The CIC Agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date:	May 8, 2014	By:	/s/ Mary Hill Taibl
Mary Hill Taibl
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer